FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT (the "First Amendment") is entered into as of 5/25, 2006, by and between **THE TUBE MUSIC NETWORK, INC.**, a Florida corporation ("User"), and **CRAWFORD COMMUNICATIONS, INC.**, a Georgia corporation ("CCI").

WITNESSETH:

WHEREAS, User and CCI entered into that certain Agreement dated July 13, 2005 (the "Agreement"); and

WHEREAS, User and CCI now desire to amend the terms and conditions of the Agreement in the manner hereinafter set forth;

NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual promises herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. **Paragraph 2(e)** is hereby amended to read as follows:

   "Satellite Space" shall include allocated space segment on the AMC-3 satellite (located at 87° West), or such other comparable satellite CCI may designate upon no less than ninety (90) days prior notice, subject to User's approval, which shall not be unreasonably withheld (the "Satellite"). The Satellite Space shall conform to the following minimum requirements: ¾ rate FEC, and QPSK modulation for five (5) Mbps throughput, and shall have a power level of 30.8 dBW (1,202.3 Watts).

2. **Paragraph 5(a)** is hereby amended to read as follows:

   As consideration for CCI's provision of Services hereunder, User agrees to pay CCI a "Monthly Fee" during the Term equal to Fifty-Five Thousand Eighty and No/100 Dollars ($55,080.00) per month (comprised of Thirty-Seven Thousand Seven Hundred Thirty and No/100 Dollars ($37,080.00) per month for Space Segment and Uplink Services, and Eighteen Thousand and No/100 Dollars ($18,000.00) per month for Origination Services and all other Services other than Space Segment and Uplink Services). The Monthly Fee shall be appropriately prorated for the first month of Services provided hereunder. The Monthly Fee shall be payable by User via electronic funds transfer to the following account in advance on the first day of each month in which Services are to be provided:

   SunTrust Bank

P.O. Box 4418
Atlanta, Georgia 30302
U.S.A.

1-800-947-3786	Domestic Wires
1-800-951-7847	International Wires

ABA/Route #:	061000104
Account #:	
Swift Code:	

All other terms and conditions remain the same. OR CREDIT CARD AS WE HAVE BEEN DOING

IN WITNESS WHEREOF, the parties have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year written above.

CCI:

CRAWFORD COMMUNICATIONS, INC.

By: James L. Schuster
James L. Schuster, Senior Vice President

USER:

THE TUBE MUSIC NETWORK, INC.

By: 5/24/06
VP